Filed pursuant to Rule 424(b)(7)
Registration No. 333-211522

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock underlying Warrants, par value $0.001 per share	20,083,731	$39.37	$790,696,489.47	$79,624

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sales prices per share of our common stock as reported on the New York Stock Exchange on June 27, 2016.
(2)	Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT dated June 30, 2016

(To Prospectus dated May 23, 2016)

20,083,731 Shares

Targa Resources Corp.

Common Stock

This prospectus supplement relates to the offering for resale of up to 20,083,731 shares of our common stock, par value $0.001 per share (the “common stock”), issuable upon exercise of warrants held by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from this offering.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRGP.” On June 29, 2016, the last sale price of our common stock as reported on the NYSE was $42.27 per share.

Investing in our common stock involves risks. You should carefully consider the risks relating to investing in our common stock and each of the risk factors described under “Risk Factors” on page S-3 of this prospectus supplement before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

We are providing information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

Neither we nor the selling stockholders are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus contains our reports, filings and other public announcements, which may from time to time contain statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the use of forward-looking statements, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks and uncertainties include, but are not limited to, the risks set forth in “Risk Factors,” the risks set forth in “Item 1A. Risk Factors” in our

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Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, as well as the following risks and uncertainties:

•	the timing and extent of changes in natural gas, natural gas liquids (“NGL”), crude oil and other commodity prices, interest rates and demand for our services;

•	the level and success of crude oil and natural gas drilling around our assets, our success in connecting natural gas supplies to our gathering and processing systems, oil supplies to our gathering systems and NGL supplies to our logistics and marketing facilities and our success in connecting our facilities to transportation and markets;

•	our ability to access the capital markets, which will depend on general market conditions and the credit ratings for Targa Resources Partners LP (the “Partnership”), a Delaware limited partnership, and our debt obligations;

•	the amount of collateral required to be posted from time to time in our transactions;

•	our success in risk management activities, including the use of derivative instruments to hedge commodity price risks;

•	the level of creditworthiness of counterparties to various transactions with us;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	weather and other natural phenomena;

•	industry changes, including the impact of consolidations and changes in competition;

•	our ability to obtain necessary licenses, permits and other approvals;

•	our ability to grow through acquisitions or internal growth projects and the successful integration and future performance of such assets, including with respect to the mergers which were completed on February 27, 2015 between us and Atlas Energy, L.P., a Delaware limited partnership, and between Atlas Pipeline Partners, L.P., a Delaware limited partnership, and the Partnership;

•	general economic, market and business conditions; and

•	the risks described elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, our future operating results or our future financial condition, or state other “forward-looking” information. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described.

Should one or more of the risks or uncertainties described in this prospectus supplement or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Forward-looking statements contained in this prospectus supplement and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 for information regarding risks you should consider before investing in our common stock.

Throughout this prospectus supplement, when we use the terms “Targa,” “we,” “us,” “our” or the “Company,” we are referring either to Targa Resources Corp. in its individual capacity or to Targa Resources Corp. and its operating subsidiaries collectively, as the context requires.

Our Company

Overview

Targa Resources Corp. is a publicly traded Delaware corporation formed in October 2005. Targa does not directly own any operating assets; our main source of future revenue therefore is from distributions received from the Partnership that is a leading provider of midstream natural gas and natural gas liquid services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas and storing, fractionating, treating, transporting, terminaling and selling NGLs and NGL products, and gathering, storing and terminaling crude oil and refined petroleum products.

On February 17, 2016, Targa completed the transactions contemplated by the Agreement and Plan of Merger, dated November 2, 2015, by and among Targa, the Partnership, the general partner of the Partnership and Spartan Merger Sub LLC, a subsidiary of Targa pursuant to which Targa acquired indirectly all of the outstanding common units representing limited partner interests of the Partnership that Targa and its subsidiaries did not already own.

Our Principal Executive Offices

Our principal executive offices are located at 1000 Louisiana Street, Suite 4300, Houston, Texas 77002 and our telephone number is (713) 584-1000. Our website is located at www.targaresources.com. We make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission (the “SEC” or the “Commission”) available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Commission. The information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to invest in our common stock.

Additional Information

For additional information about us, including our corporate structure and management, please refer to the documents set forth under “Information Incorporated By Reference” in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, which are incorporated by reference herein.

The Offering

Shares of Common Stock Offered	Up to 20,083,731 shares of our common stock, par value $0.001 per share, issuable upon exercise of warrants.

Use of Proceeds	We will not receive any proceeds from this offering. Please read “Use of Proceeds.”

Exchange Listing	Our common stock trades on the NYSE under the symbol “TRGP.”

Risk Factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-3 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase common stock in this offering.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

SELLING STOCKHOLDERS

The shares of our common stock that we are registering for resale on behalf of the selling stockholders in this prospectus supplement are issuable upon exercise of (i) warrants (the “Series A Warrants”), exercisable into a maximum number of 13,550,004 shares of common stock, with an exercise price of $18.88 per share, and (ii) warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), exercisable into a maximum number of 6,533,727 shares of common stock, with an exercise price of $25.11 per share. The Warrants were issued pursuant to (i) the Series A Preferred Stock Purchase Agreement, dated February 18, 2016 (as amended by Amendment No. 1 thereto dated March 3, 2016 and by Amendment No. 2 thereto dated March 15, 2016, the “Original Purchase Agreement”) and (ii) the Series A Preferred Stock Purchase Agreement, dated March 11, 2016 (as amended by Amendment No. 1 thereto on March 15, 2016 and together with the Original Purchase Agreement, the “Purchase Agreements”) with the purchaser parties thereto and set forth in the beneficial owner table below (the “selling stockholders”).

We will pay certain expenses of the registration of the shares offered hereby, including the SEC filing fees. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling stockholders. In addition, we have agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of the shares.

Unless otherwise indicated herein, based on representations made to us by the selling stockholders, the selling stockholders do not have nor within the past three years have had any position, office or other material relationship with us or any of our affiliates other than as a result of the transactions contemplated by the Purchase Agreements and the selling stockholders’ beneficial ownership of our common stock.

The following table sets forth, to our knowledge, certain information about the selling stockholders. We have not sought to verify such information. The percentage of outstanding shares of our common stock beneficially owned prior to the offering is based on 164,857,339 shares of our common stock outstanding as of June 29, 2016. The selling stockholders may hold or acquire at any time shares of our common stock in addition to those offered by this prospectus supplement and may have acquired additional shares since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. Certain selling stockholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. We have assumed for purposes of the table below that the Warrants held by the selling stockholders will be exercised for the maximum number of shares of our common stock issuable upon exercise of the Warrants, that the selling stockholders will sell all of the common stock issuable upon exercise of the warrants pursuant to this prospectus, and that any other shares of our common stock beneficially owned by the selling stockholders will continue to be beneficially owned. The warrants may be settled in cash or shares of our common stock at our option.

Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law. For information on the procedure for sales by the selling stockholders, see “Plan of Distribution” in this prospectus supplement.

Name	Number of common shares beneficially owned before the offering	Percentage of class	Number of common shares issuable upon exercise of Series A Warrants	Number of common shares issuable upon exercise of Series B Warrants	Maximum number of common shares offered hereby	Number of common shares beneficially owned after the offering (1)	Percentage of class (1)
Stonepeak Target Holdings LP (2)	—	*	6,681,636	3,221,843	9,903,479	—	—
Stonepeak Target Upper Holdings LLC (2)	—	*	2,291,328	1,104,864	3,396,192	—	—
Blackstone Tactical Opportunities (3)	—	*	2,725,164	1,314,057	4,039,221	—	—
ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND, LP (4)	—	*	32,305	15,577	47,882	—	—
ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND A, LP (4)	—	*	641,819	309,481	951,300	—	—
ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND B, LP (4)	—	*	143,004	68,956	211,960	—	—
MMF Moore ET Investments, LP (5)	—	*	408,564	197,007	605,571	—	—
Tortoise Energy Infrastructure Corporation (6)	—	*	305,483	147,302	452,785	—	—
Tortoise MLP Fund, Inc. (6)	—	*	172,018	82,946	254,964	—	—
Tortoise Pipeline & Energy Fund, Inc. (6)	263,723	*	29,596	14,271	43,867	263,723	*
Tortoise Energy Independence Fund, Inc. (6)	—	*	28,038	13,520	41,558	—	—
Tortoise Power & Energy Infrastructure Fund, Inc. (6)	101,103	*	23,657	11,407	35,064	101,103	*
Volkel Holdings, LLC (7)	—	*	67,392	32,496	99,888	—	—
TOTAL	364,826	*	13,550,004	6,533,727	20,083,731	364,826	*

*	Less than one percent
(1)	Assumes that (i) the Warrants held by the selling stockholders will be exercised for the maximum number of shares of our common stock issuable upon exercise of the Warrants, (ii) the selling stockholders will sell all of the common stock issuable upon exercise of the Warrants pursuant to this prospectus and (iii) any other shares of our common stock beneficially owned by the selling stockholders will continue to be beneficially owned.
(2)	The address of this selling stockholder is 717 5th Avenue, 25th Floor, New York, NY 10022.
(3)

Reflects aggregate number of shares issuable upon exercise of Series A Warrants and Series B Warrants, as applicable, held by the following entities: (1) BTO Targa Holdings L.P, which holds a Series A Warrant exercisable into 965,381 shares of our common stock and a Series B Warrant exercisable into 465,500 shares of our common stock, and is offering a maximum of 1,430,881 shares of our common stock hereby, (2) Blackstone Tactical Opportunities Fund – U L.P. which holds a Series A Warrant exercisable into 158,521 shares of our common stock and a Series B Warrant exercisable into 76,438 shares of our common stock, and is offering a maximum of 234,959 shares of our common stock hereby, (3) Blackstone Tactical Opportunities Fund II.F – Q L.P. which holds a Series A Warrant exercisable into 73,722 shares of our common stock and a Series B Warrant exercisable into 35,548 shares of our common stock, and is offering a maximum 109,270 shares of our common stock hereby, (4) Blackstone Tactical Opportunities Fund II – Q L.P. which holds a Series A Warrant exercisable into 1,289,815 shares of our common stock and a Series B Warrant exercisable into 621,942 shares of our common stock, and is offering a maximum of 1,911,757 shares of our common stock hereby, (5) Blackstone Tactical Opportunities Fund II – AD (P-USRPHC) Q L.P. which holds a Series A Warrant exercisable into 113,229 shares of our common stock and a Series B Warrant exercisable into 54,598 shares of our common stock, and is offering a maximum of 167,827 shares of our common stock hereby, and (6) Blackstone Tactical Opportunities Fund II – T – Q L.P which holds a Series A Warrant exercisable into 124,496 shares of our common stock and a Series B Warrant exercisable into 60,031 shares of our common stock, and is offering a maximum of 184,527 shares of our common stock hereby. The address of each of the Blackstone Tactical Opportunities entities is c/o The Blackstone Group L.P., 345 Park Ave, New York, NY 10154.
(4)	The address of this selling stockholder is 1000 Louisiana Street, Suite 5200, Houston, TX 77002.
(5)	The address of this selling stockholder is 11 Times Square, 38th Floor, New York, NY 10036.
(6)	The address of this selling stockholder is 11550 Ash Street, Suite 300, Leawood, KS 66211.
(7)	The address of this selling stockholder is 950 Echo Lane, Suite 115, Houston, TX 77024.

PLAN OF DISTRIBUTION

We are registering 20,083,731 shares of our common stock for possible resale by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time on or after September 16, 2016, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices determined at the time of sale or at varying prices determined at the time of sale or at negotiated prices. Subject to the terms of the Purchase Agreements, the selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer may attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	short sales, whether through a broker-dealer or itself;

•	broker-dealers, who may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	public or privately negotiated transactions;

•	through the writing or settlement of options, swaps or other hedging transactions, including warrants, exchangeable securities or forward delivery contracts, whether through an options exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers;

•	any combination of the foregoing; and

•	any other method permitted pursuant to applicable law, other than an underwritten offering.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus and may transfer the shares by gift.

In no event will such methods of distribution take the form of an underwritten offering of the common stock registered herein, other than any underwritten offering effected in accordance with the terms of the Registration Rights Agreement, dated March 16, 2016, between Targa and the purchasers named therein.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.

The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If the selling stockholders use this prospectus supplement and accompanying prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders also may transfer the shares of our common stock in certain other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus and may sell the shares of our common stock from time to time under this prospectus supplement and accompanying prospectus after we have filed an amendment to this prospectus supplement, if required by law, supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus supplement.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

In addition, the selling stockholders may, from time to time and subject to the terms of the Purchase Agreements, sell the shares short or enter into derivative or hedging transactions with third parties, and, in those instances, this prospectus may be delivered in connection with these transactions and the shares offered under this prospectus may be used to cover short sales or close out any related positions resulting from these transactions.

Subject to the terms of the Purchase Agreements, the selling stockholders may also enter into derivative or hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholders may enter into options or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholders may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

LEGAL MATTERS

The validity of the common stock offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Any selling stockholder will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Targa Resources Corp.’s Current Report on Form 8-K dated May 23, 2016 have been so incorporated in reliance on the report, which contains (a) an adverse opinion on the effectiveness of internal control over financial reporting, and (b) an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Atlas Pipeline Partners, L.P. and Atlas Energy, L.P. from the assessment of internal control over financial reporting as the businesses were acquired during 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We make available free of charge on our internet website at www.targaresources.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider such information as part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information that we file later with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC after the date of this prospectus supplement and until the termination of this offering:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2016;

•	our current reports on Forms 8-K or 8-K/A filed on January 15, 2016, January 22, 2016, February 9, 2016, February 12, 2016, February 19, 2016, February 24, 2016, March 7, 2016, March 17, 2016 (two filings), May 2, 2016, May 18, 2016, May 19, 2016, May 23, 2016 (two filings) and May 24, 2016 (two filings); and

•	the description of our common stock included in our Form 8-A (File No. 001-34991), filed on December 2, 2010, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.targaresources.com, or by writing or calling us at the following address:

Targa Resources Corp.

1000 Louisiana Street, Suite 4300

Houston, Texas 77002

Attention: Investor Relations

(713) 584-1000

PROSPECTUS

Targa Resources Corp.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Guarantees of Debt Securities of Targa Resources Corp. by: Targa Resources Investments Sub Inc.

TRI Resources Inc.

Targa Resources LLC

Targa GP Inc.

Targa LP Inc.

Targa Resources GP LLC

Targa Versado Holdings LP

We may offer and sell the securities listed above from time to time in one or more offerings. Any debt securities we offer pursuant to this prospectus may be fully and unconditionally guaranteed by certain of our subsidiaries, including Targa Resources Investments Sub Inc., TRI Resources Inc., Targa Resources LLC, Targa GP Inc., Targa LP Inc., Targa Resources GP LLC and Targa Versado Holdings LP.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” on page 6 of this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRGP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 23, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. That prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “TRC” and to the “Company,” “Targa,” “we” or “us” are to Targa Resources Corp. and its subsidiaries.

TARGA RESOURCES CORP.

Targa Resources Corp. is a publicly traded Delaware corporation formed in October 2005. Targa does not directly own any operating assets; our main source of future revenue therefore is from distributions received from Targa Resources Partners LP (the “Partnership”), a Delaware limited partnership, that is a leading provider of midstream natural gas and natural gas liquid services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas and storing, fractionating, treating, transporting, terminaling and selling natural gas liquids (“NGL”), NGL products, and gathering, storing and terminaling crude oil and refined petroleum products.

On February 17, 2016, Targa completed the transactions (the “TRC/TRP Merger”) contemplated by the Agreement and Plan of Merger, dated November 2, 2015, by and among Targa, the Partnership, the general partner of the Partnership and Spartan Merger Sub LLC, a subsidiary of TRC, pursuant to which Targa acquired indirectly all of the outstanding common units representing limited partner interests of the Partnership (the “Common Units”) that Targa and its subsidiaries did not already own. As a result of the TRC/TRP Merger, Targa owns all of the outstanding Common Units.

Our principal executive offices are located at 1000 Louisiana St., Suite 4300, Houston, Texas 77002, and our telephone number at that location is (713) 584-1000. Our common stock is listed on the NYSE under the symbol “TRGP.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, at http://www.targaresources.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. You can also obtain information about us at the office of the NYSE, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that (i) the information incorporated by reference in this prospectus is accurate as of any date other than the respective date of the documents incorporated by reference or (ii) the information contained in this prospectus is accurate as of any date other that the date on the front page of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings made by Targa Resources Corp. with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed pursuant to 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC from the date of this prospectus until the termination of each offering under this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2016;

•	our current reports on Forms 8-K or 8-K/A filed on January 15, 2016, January 22, 2016, February 9, 2016, February 12, 2016, February 19, 2016, February 24, 2016, March 7, 2016, March 17, 2016, May 2, 2016, May 18, 2016, May 19, 2016 and May 23, 2016 (two filings); and

•	the description of our common stock included in our Form 8-A (File No. 001-34991), filed on December 2, 2010, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Targa Resources Corp.

1000 Louisiana St., Suite 4300

Houston, Texas 77002

Attention: Investor Relations

Telephone: (713) 584-1000

We also maintain a website at www.targaresources.com. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our reports, filings and other public announcements may from time to time contain statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, by the use of forward-looking statements, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks and uncertainties include, but are not limited to, the risks set forth in “Risk Factors,” the risks set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, as well as the following risks and uncertainties:

•	the timing and extent of changes in natural gas, natural gas liquids (“NGL”), crude oil and other commodity prices, interest rates and demand for our services;

•	the level and success of crude oil and natural gas drilling around our assets, our success in connecting natural gas supplies to our gathering and processing systems, oil supplies to our gathering systems and NGL supplies to our logistics and marketing facilities and our success in connecting our facilities to transportation and markets;

•	our ability to access the capital markets, which will depend on general market conditions and the credit ratings for the Partnership’s and our debt obligations;

•	the amount of collateral required to be posted from time to time in our transactions;

•	our success in risk management activities, including the use of derivative instruments to hedge commodity price risks;

•	the level of creditworthiness of counterparties to various transactions with us;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	weather and other natural phenomena;

•	industry changes, including the impact of consolidations and changes in competition;

•	our ability to obtain necessary licenses, permits and other approvals;

•	our ability to grow through acquisitions or internal growth projects and the successful integration and future performance of such assets, including with respect to the Atlas mergers; which were completed on February 27, 2015 between us and Atlas Energy, L.P., a Delaware limited partnership (“ATLS”) and between Atlas Pipeline Partners, L.P., a Delaware limited partnership (“APL”) and the Partnership;

•	general economic, market and business conditions; and

•	the risks described elsewhere in this prospectus and in the documents incorporated by reference herein.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Forward-looking statements contained in this prospectus and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, our subsequently filed Quarterly Report on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as may otherwise be stated in any prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include repayment of indebtedness, repurchases and redemptions of securities, the acquisition of businesses, other capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

DIVIDEND POLICY

Our Dividend Policy

We intend to pay to our stockholders, on a quarterly basis, dividends funded by the cash we receive from the Partnership, less reserves for expenses, future dividends and other uses of cash, including:

•	federal income taxes, which we may be required to pay because we are taxed as a corporation;

•	the expenses of being a public company;

•	other general and administrative expenses;

•	general and administrative reimbursements to the Partnership;

•	reserves our board of directors believes prudent to maintain; and

•	interest expense or principal payments on any indebtedness we incur.

The determination of the amount of cash dividends, including the quarterly dividend referred to above, if any, to be declared and paid will depend upon our financial condition, results of operations, cash flow, the level of our capital expenditures, future business prospects and any other matters that our board of directors deems relevant. The Partnership’s debt agreements contain restrictions on the payment of distributions and prohibit the payment of distributions if the Partnership is in default. If the Partnership cannot make distributions to us, we will be unable to pay dividends on our common stock.

Dividends on our Series A Preferred Stock (the “Preferred Shares”) are cumulative from the last day of the most recent fiscal quarter, and are payable quarterly in arrears on the 45th day after the end of each fiscal quarter when, as and if declared by our Board of Directors. Dividends on the Preferred Shares are paid out of funds legally available for payment, in an amount equal to an annual rate of 9.5% ($95.00 per share annualized) of $1,000 per Preferred Share, subject to certain adjustments (the “Liquidation Preference”). With respect to any quarter ending on or prior to December 31, 2017, we may elect, in lieu of paying a distribution, to add the amount that would have been paid as a distribution to the Liquidation Preference. If we make such election, we will also grant to the holders of the Preferred Shares (the “Holders”) a corresponding number of additional Warrants (defined below) having the same terms (including exercise price) as the Warrants issued on the date of the closing of the transaction pursuant to which the Preferred Shares were issued (the “Closing Date”). Except as set forth in the preceding sentence, if we fail to pay in full in cash to the Holders the required cash dividend for a fiscal quarter, then (i) the amount of such shortfall will continue to be owed by us to the Holders and will accumulate until paid in full in cash, (ii) the Liquidation Preference will be deemed increased by such amount until paid in full in cash and (iii) contemporaneous with increasing the Liquidation Preference by such shortfall, we will grant and deliver to the Holders a corresponding number of additional Warrants having the same terms (including exercise price) as the Warrants issued on the Closing Date.

Subject to certain exceptions, so long as any Preferred Shares remain outstanding, no dividend or distribution will be declared or paid on, and no redemption or repurchase will be agreed to or consummated of, stock on a parity with the Preferred Shares, our common stock or any other shares of stock junior to the Preferred Shares, unless all accumulated and unpaid dividends for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) have been declared and paid.

The Partnership’s Cash Distribution Policy

Under the Partnership’s partnership agreement, the term “available cash,” is defined as the sum of all cash and cash equivalents on hand at the end of that quarter and all additional cash and cash equivalents on hand immediately prior to the date of the distribution of available cash resulting from borrowings for working capital purposes subsequent to the end of that quarter, less the amount of any cash reserves established by the general partner to:

•	provide for the proper conduct of the Partnership’s business including reserves for future capital expenditures and for anticipated future credit needs;

•	comply with applicable law or any loan agreements, security agreements, mortgages, debt instruments or other agreements;

•	provide funds for distributions on and redemptions with respect to the Partnership’s outstanding 9.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”); or

•	provide funds for distributions to the Partnership’s unitholders and to the general partner for any one or more of the upcoming four quarters.

The determination of available cash takes into account the possibility of establishing cash reserves in some periods that the Partnership may use to pay cash distributions in other periods, thereby enabling it to maintain relatively consistent cash distribution levels even if the Partnership’s business experiences fluctuations in its cash from operations due to seasonal and cyclical factors. The general partner’s determination of available cash also allows the Partnership to maintain reserves to provide funding for its growth opportunities. The Partnership makes its distributions from cash generated from its operations, and those distributions have grown over time as its business has grown, primarily as a result of numerous acquisitions and organic expansion projects that have been funded through external financing sources and cash from operations.

Distributions on the Preferred Units are cumulative from the date of original issue and are payable monthly in arrears on the 15th day of each month of each year, when, as and if declared by the board of directors of the general partner of the Partnership. Distributions on the Preferred Units will be paid out of amounts legally available therefor to, but not including, November 1, 2020, at a rate equal to 9.0% per annum. On and after November 1, 2020, distributions on the Preferred Units will accumulate at an annual floating rate equal to the one-month LIBOR plus a spread of 7.71%.

The actual cash distributions paid by the Partnership occur within 45 days after the end of each quarter.

DESCRIPTION OF DEBT SECURITIES

The “Debt Securities” will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities (each a “Subsidiary Guarantor”), if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary (other than the Subsidiary Guarantors of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors identified therein will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4) any limit on the aggregate principal amount of the Debt Securities;

(5) each date on which the principal of the Debt Securities will be payable;

(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7) each place where payments on the Debt Securities will be payable;

(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11) whether the Debt Securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities (each a “Global Security”) that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below, and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

The following summary of our common stock, preferred stock, amended and restated certificate of incorporation, as amended (the “amended and restated certificate of incorporation”) and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation, and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The authorized common stock of Targa Resources Corp. consists of 300,000,000 shares, $0.001 par value per share. As of May 20, 2016, we had 160,596,719 shares of common stock issued and outstanding.

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The authorized preferred stock of Targa Resources Corp. consists of 100,000,000 shares, $0.001 par value per share. As of May 20, 2016, we had 965,100 shares of Series A Preferred Stock (the “Series A Preferred Stock”) issued and outstanding. Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

In March 2016, we issued 965,100 shares of Series A Preferred Stock, which rank senior to the common stock with respect to distribution rights and rights upon liquidation. Subject to certain exceptions, so long as any Series A Preferred Stock remains outstanding, we may not declare any dividend or distribution on our common stock unless all accumulated and unpaid dividends have been declared and paid on the Series A Preferred Stock. In the event of our liquidation, winding-up or dissolution, the holders of the Series A Preferred Stock would have the right to receive proceeds from any such transaction before the holders of the common stock. Distributions on the Preferred Shares are paid quarterly out of funds legally available for payment, in an amount equal to an annual rate of 9.5% ($95.00 per share annualized) of $1,000 per Preferred Share, subject to certain adjustments.

The Certificate of Designations governing the Series A Preferred Stock provides the holders of the Series A Preferred Stock with the right to vote, under certain conditions, on an as-converted basis with our common stockholders on matters submitted to a stockholder vote. So long as any Series A Preferred Stock is outstanding, subject to certain exceptions, the affirmative vote or consent of the holders of at least a majority of the outstanding Series A Preferred Stock, voting together as a separate class, will be necessary for effecting or validating, among other things: (i) any issuance of stock senior to the Series A Preferred Stock, (ii) any issuance, authorization or creation of, or any increase by any of our consolidated subsidiaries of any issued or authorized amount of, any specific class or series of securities, (iii) any issuance by us of parity stock, subject to certain exceptions and (iv) any incurrence of indebtedness by us and our consolidated subsidiaries for borrowed monies, other than under our existing credit agreement and the Partnership’s existing credit agreement (or replacement commercial bank credit facilities) in an aggregate amount up to $2.75 billion, or indebtedness that complies with a specified fixed charge coverage ratio.

Anti-Takeover Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation, and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise and removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Pursuant to our amended and restated certificate of incorporation, we are subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time as such person becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition (in one or a series of transactions) of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	provide advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders, which may preclude our stockholders from bringing matters before our stockholders at an annual or special meeting;

•	these procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken;

•	generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 66 2⁄3% of the voting power of our then outstanding common stock;

•	provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by our board of directors, our chief executive officer or the chairman of the board; and

•	provide that our amended and restated bylaws can be amended or repealed by our board of directors or our stockholders.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for the following liabilities that cannot be eliminated under the DGCL:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for an unlawful payment of dividends or an unlawful stock purchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. Our amended and restated bylaws also permit us to purchase insurance on behalf of any of our officers, directors, employees or agents or any person who is or was serving at our request as an officer, director, employee or agent of another enterprise for any expense, liability or loss asserted against such person and incurred by any such person in any such capacity, or arising out of that person’s status as such, regardless of whether the DGCL would permit indemnification.

We have entered into indemnification agreements with each of our directors and officers. The agreements provide that we will indemnify and hold harmless each indemnitee for certain expenses to the fullest extent permitted or authorized by law, including the DGCL, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his expenses in proportion to relative benefit and fault of us and the indemnitee in the transaction giving rise to the proceeding. The indemnification agreements also provide that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in our best interests and, in all other cases, not opposed to our best interests and (ii) in the case of a criminal proceeding, the indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The indemnification agreements also provide that we must advance payment of certain expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is ultimately determined that the indemnitee is not entitled to indemnification.

We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and our Series A Preferred Stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “TRGP.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. If we elect to offer fractional interests in shares of preferred stock to the public, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

In connection with our issuance of Series A Preferred Stock in March 2016, we issued (i) Series A Warrants exercisable into a maximum of 13,550,004 shares of common stock, with an exercise price of $18.88 per share and (ii) Series B Warrants exercisable into a maximum of 6,533,727 shares of common stock, with an exercise price of $25.11 per share. Both the Series A Warrants and Series B Warrants are exercisable beginning September 16, 2016 and expire March 16, 2023.

PLAN OF DISTRIBUTION

Under this prospectus, we intend to offer our securities to the public:

•	through one or more broker-dealers;

•	through underwriters; or

•	directly to investors.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agents or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve cross transactions and block trades) or distributions;

•	on the NYSE;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including: (i) the name or names of any underwriters; (ii) the purchase price of the securities and the proceeds to us from the sale; (iii) any underwriting discounts and commissions and other items constituting underwriters’ compensation; and (iv) any delayed delivery arrangements.

We will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Targa Resources Corp.’s Current Report on Form 8-K dated May 23, 2016 have been so incorporated in reliance on the report, which contains (a) an adverse opinion on the effectiveness of internal control over financial reporting, and (b) an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Atlas Pipeline Partners, L.P. and Atlas Energy, L.P. from the assessment of internal control over financial reporting as the businesses were acquired during 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.